                                                                    EXHIBIT 99.1
PRESS RELEASE
================================================================================

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
Friday, January 28, 2005

Contact:      Margaret K. Dorman
              Chief Financial Officer
              (281) 443-3370


                    SMITH INTERNATIONAL, INC. REPORTS RECORD
                 EARNINGS OF $58 MILLION, OR 57 CENTS PER SHARE

         HOUSTON, Texas (January 28, 2005)... Smith International, Inc. (NYSE:
SII) today announced fourth quarter net income of $58.2 million, or 57 cents per share, on revenues of $1.2 billion. Revenues and earnings improved on a year-over-year and sequential quarter basis as increased exploration and production spending favorably influenced both the oilfield and distribution segments. Results for the comparable prior year quarter, which included a three-cent charge associated with the Distribution operations, were $38.0 million on revenues of $1.0 billion - reflecting earnings growth of 53 percent. On a sequential quarter basis, the Company reported the highest revenue growth rate of the current cycle, with approximately half of the increase generated in Canada. Earnings per share improved six cents, or 12 percent, over the third quarter of 2004 primarily due to the higher Canadian business volumes. The recovery in the U.S. deepwater market, which was effected by weather disturbances during the third quarter, had a limited impact on the sequential earnings improvement.

        The 2004 fiscal year results, excluding the impact of a $20.4 million after-tax litigation charge recognized during the second quarter, were $202.9 million, or $1.98 per share. Including this charge, the Company reported earnings of $182.5 million, or $1.78 per share, on revenues of $4.4 billion. For the year ended December 31, 2003, the Company reported net income of $123.5 million, or $1.23 per share, on revenues of $3.6 billion.

         M-I SWACO's fourth quarter revenues totaled $597.2 million, six percent above the third quarter of 2004 and 17 percent higher on a year-over-year basis. The sequential quarter revenue growth was largely attributable to new contract awards in the Europe/Africa region, including the North Sea and West Africa. Moreover, drilling activity in the U.S. deepwater market, which was impacted by weather-related disturbances during the September period, gradually resumed during the fourth quarter resulting in higher sales of completion fluid products. Compared to the prior year period, approximately three-quarters of the revenue growth was generated in markets outside of North America, reflecting a combination of increased activity levels and the impact of new contract awards. Increased U.S. revenues also contributed to the year-over-year improvement as lower sales volumes in the offshore market were more than offset by increased demand associated with land-based projects.

         Smith Technologies' fourth quarter revenues totaled $138.1 million, nine percent higher on a sequential quarter basis and 26 percent above the December 2003 period. The sequential revenue increase was largely attributable to the performance of the Western Hemisphere diamond bit operations, which reported a 30 percent increase in revenues during a period in which underlying activity levels grew seven percent. The sequential comparison was also impacted by the inclusion of several large international export orders in the September quarter. After excluding export sales, revenues were 11 percent above the amounts reported in the third quarter of 2004 - significantly above the rate of the corresponding activity increase. Year-over-year, the majority of the revenue increase was generated in North America driven by higher diamond bit rental volumes, demand for recent product introductions, including the Flex-Flo(TM) design series of three-cone bits, and improved product pricing.

         Smith Services' revenues totaled $141.0 million, a 13 percent improvement on a sequential quarter basis and 30 percent above the fourth quarter of 2003. The majority of the sequential revenue growth was reported in the Western Hemisphere, influenced by higher activity levels and increased demand for new product developments, including the RHINO(R) Reamer downhole tool. Although activity levels were comparable with the third quarter, Eastern Hemisphere revenues grew nine percent on a sequential quarter basis driven by increased Middle East remedial product sales. The majority of the year-over-year revenue growth was generated in North America, reflecting increased demand for remedial products, higher tubular sales volumes and the addition of the CanFish operations acquired in July 2004.

         Wilson reported revenues of $341.4 million, 13 percent higher on a sequential quarter basis and 34 percent above the prior year period. Increased energy sector sales volumes, related to the improvement in Canadian activity levels, and higher demand for tubular products accounted for the majority of the sequential revenue growth. Year-over-year, revenue improvements were reported in both the energy and industrial sectors of Wilson. Energy sector revenues grew 39 percent over the prior year quarter, reflecting the impact of new contract awards and the higher level of North American drilling and completion activity. The increase in industrial and downstream revenues, which rose 24 percent above the prior year period, was primarily attributable to increased project business in the petrochemical market.

         Commenting on the results, Chairman and CEO, Doug Rock stated, "Last year was a record year for Smith in both revenue and earnings. The primary driver for this performance was the 23 percent increase in 2004 annual revenues over 2003. In 2005, improved product pricing and a favorable offshore drilling product mix will be important components of our continued strong earnings growth along with revenue improvements from heightened customer activity. Because business demand is now stronger than originally anticipated, we've raised our expectations for Smith's first quarter 2005 earnings to between 60 and 62 cents per share."

         Loren Carroll, Executive Vice President, also noted that, "Despite the significant growth experienced in our operations, which resulted in approximately $235 million of incremental working capital investment during 2004, we still posted strong cash flow results last year. We also funded $92 million of share repurchases during 2004 - $38 million of which were acquired during the fourth quarter. With our strong cash flow generation capabilities, we were able to finance working capital needs, share repurchases and $72 million of acquisitions last year while adding minimal debt."

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 10:30 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Friday, February 4, 2005 by dialing (706) 645-9291 and entering conference call identification number "3211490".

         Certain comments contained in this news release and today's scheduled conference call concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. Whenever possible, the Company has identified these "forward-looking" statements by words such as "anticipated", "expect", "expectations" and similar phrases. The forward-looking statements are based upon management's expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the Company's financial results will be as estimated. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of factors, which could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

         Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the three-month periods and years ended December 31, 2004 and 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

                  Financial highlights follow:

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                      Three Months Ended
                                                      ---------------------------------------------------
                                                                December 31,
                                                      --------------------------------      September 30,
                                                           2004              2003                2004
                                                      -------------      -------------      -------------
Revenues                                              $   1,217,593      $     983,542      $   1,119,184
                                                      -------------      -------------      -------------

Costs and expenses:
  Costs of revenues                                         846,007            686,266            780,201
  Selling expenses                                          184,382            155,785            172,348
  General and administrative expenses                        56,653             44,123             48,418
                                                      -------------      -------------      -------------

   Total costs and expenses                               1,087,042            886,174          1,000,967
                                                      -------------      -------------      -------------

Operating income                                            130,551             97,368            118,217

Interest expense                                              9,959              9,592              9,965
Interest income                                                (319)              (337)              (327)
                                                      -------------      -------------      -------------

Income before income taxes and minority interests           120,911             88,113            108,579

Income tax provision                                         38,766             28,656             35,129

Minority interests                                           23,914             21,442             21,557
                                                      -------------      -------------      -------------

Net income                                            $      58,231      $      38,015      $      51,893
                                                      =============      =============      =============

Earnings per share:
  Basic                                               $        0.57      $        0.38      $        0.51
                                                      =============      =============      =============
  Diluted                                             $        0.57      $        0.38      $        0.51
                                                      =============      =============      =============

Weighted average shares outstanding:
  Basic                                                     101,388            100,150            101,290
                                                      =============      =============      =============
  Diluted                                                   102,534            101,242            102,424
                                                      =============      =============      =============

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                              Year Ended December 31,
                                                                            ----------------------------
                                                                               2004             2003
                                                                            -----------      -----------
Revenues                                                                    $ 4,419,015      $ 3,594,828
                                                                            -----------      -----------

Costs and expenses:
  Costs of revenues                                                           3,067,076        2,518,897
  Selling expenses                                                              685,272          586,163
  General and administrative expenses                                           227,903          161,021
                                                                            -----------      -----------
   Total costs and expenses                                                   3,980,251        3,266,081
                                                                            -----------      -----------

Operating income                                                                438,764          328,747

Interest expense                                                                 38,762           40,964
Interest income                                                                  (1,300)          (1,973)
                                                                            -----------      -----------

Income before income taxes, minority interests and cumulative effect of
  change in accounting principle                                                401,302          289,756

Income tax provision                                                            129,721           93,334

Minority interests                                                               89,130           71,788
                                                                            -----------      -----------

Income before cumulative effect of change in
  accounting principle                                                          182,451          124,634

Cumulative effect of change in accounting principle,
  net of tax and minority interests                                                  --           (1,154)
                                                                            -----------      -----------

Net income                                                                  $   182,451      $   123,480
                                                                            ===========      ===========

Earnings per share before cumulative effect of change in accounting principle:

  Basic                                                                     $      1.80      $      1.25
                                                                            ===========      ===========
  Diluted                                                                   $      1.78      $      1.24
                                                                            ===========      ===========

Earnings per share after cumulative effect of change in accounting principle:
  Basic                                                                     $      1.80      $      1.24
                                                                            ===========      ===========
  Diluted                                                                   $      1.78      $      1.23
                                                                            ===========      ===========

Weighted average shares outstanding:
  Basic                                                                         101,332           99,815
                                                                            ===========      ===========
  Diluted                                                                       102,577          100,903
                                                                            ===========      ===========

                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                       December 31,     December 31,
                                                           2004             2003
                                                       ------------     ------------
Current Assets:
    Cash and cash equivalents                          $     53,596     $     51,286
    Receivables, net                                        963,622          801,819
    Inventories, net                                        890,462          739,627
    Other current assets                                    111,952           87,064
                                                       ------------     ------------
        Total current assets                              2,019,632        1,679,796
                                                       ------------     ------------
Property, Plant and Equipment, net                          576,954          534,871

Goodwill and Other Assets                                   910,192          882,380
                                                       ------------     ------------
        Total Assets                                   $  3,506,778     $  3,097,047
                                                       ============     ============

Current Liabilities:
    Short-term borrowings                              $    211,375     $     89,747
    Accounts payable                                        376,782          310,754
    Other current liabilities                               299,200          230,423
                                                       ------------     ------------
        Total current liabilities                           887,357          630,924
                                                       ------------     ------------
Long-Term Debt                                              387,798          488,548

Other Long-Term Liabilities                                 176,129          154,131

Minority Interests                                          654,683          587,668

Stockholders' Equity                                      1,400,811        1,235,776
                                                       ------------     ------------
        Total Liabilities and Stockholders' Equity     $  3,506,778     $  3,097,047
                                                       ============     ============

                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)



                                                         Three Months Ended
                                          ------------------------------------------           Year Ended
                                                  December 31,                                December 31,
                                          --------------------------   September 30,   --------------------------
                                             2004           2003           2004           2004            2003
                                          -----------    -----------   -------------   -----------    -----------
SEGMENT DATA

REVENUES:
    M-I SWACO                             $   597,176    $   509,452    $   565,366    $ 2,231,884    $ 1,865,851
    Smith Technologies                        138,080        110,011        126,805        511,410        403,261
    Smith Services                            140,980        108,757        124,617        493,045        409,162
                                          -----------    -----------    -----------    -----------    -----------
        Oilfield Products and Services        876,236        728,220        816,788      3,236,339      2,678,274
    Wilson                                    341,357        255,322        302,396      1,182,676        916,554
                                          -----------    -----------    -----------    -----------    -----------
           Total                          $ 1,217,593    $   983,542    $ 1,119,184    $ 4,419,015    $ 3,594,828
                                          ===========    ===========    ===========    ===========    ===========


OPERATING INCOME:
    Oilfield Products and Services        $   126,397    $   102,645    $   112,737    $   423,648    $   343,486
    Distribution                                9,593         (3,549)         7,388         26,513         (7,897)
    General corporate                          (5,439)        (1,728)        (1,908)       (11,397)        (6,842)
                                          -----------    -----------    -----------    -----------    -----------
           Total                          $   130,551    $    97,368    $   118,217    $   438,764    $   328,747
                                          ===========    ===========    ===========    ===========    ===========

OTHER DATA


OPERATING INCOME(a):
    Smith ownership interest              $   100,136    $    69,849    $    90,676    $   325,231    $   234,817
    Minority partner ownership interest        30,415         27,519         27,541        113,533         93,930
                                          -----------    -----------    -----------    -----------    -----------
           Total                          $   130,551    $    97,368    $   118,217    $   438,764    $   328,747
                                          ===========    ===========    ===========    ===========    ===========

DEPRECIATION AND AMORTIZATION(a):
    Smith ownership interest              $    20,869    $    20,464    $    20,180    $    82,062    $    79,389
    Minority partner ownership interest         6,338          5,877          6,074         24,431         22,320
                                          -----------    -----------    -----------    -----------    -----------
           Total                          $    27,207    $    26,341    $    26,254    $   106,493    $   101,709
                                          ===========    ===========    ===========    ===========    ===========

CAPITAL SPENDING(a) (b):
    Smith ownership interest              $    25,603    $    21,395    $    19,853    $    81,777    $    73,320
    Minority partner ownership interest        10,278          7,471          6,980         29,672         25,603
                                          -----------    -----------    -----------    -----------    -----------
           Total                          $    35,881    $    28,866    $    26,833    $   111,449    $    98,923
                                          ===========    ===========    ===========    ===========    ===========



NOTE (a):

The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been broken out between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

NOTE (b):

Total capital spending is not reduced for the proceeds arising on lost-in-hole sales or sales of fixed asset equipment replaced. After considering proceeds arising on lost-in-hole sales and sales of fixed asset equipment replaced, capital spending was approximately $30.3 million, $22.3 million, and $23.2 million for the three-month periods ended December 31, 2004, September 30, 2004 and December 31, 2003, respectively; and $90.8 million and $76.0 million for the years ended December 31, 2004 and 2003, respectively.

                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended                Year Ended
                                                           December 31,                  December 31,
                                                   ---------------------------    ---------------------------
                                                       2004          2003            2004            2003
                                                   ------------   ------------    ------------   ------------
CONSOLIDATED OPERATING INCOME:
     GAAP consolidated operating income            $    130,551   $     97,368    $    438,764   $    328,747
     Litigation-related charges(a)                           --             --          31,439             --
     Non-cash charges(b)                                     --          4,572              --          4,572
                                                   ------------   ------------    ------------   ------------
          Non-GAAP consolidated operating income   $    130,551   $    101,940    $    470,203   $    333,319
                                                   ============   ============    ============   ============



OILFIELD OPERATING INCOME:
     GAAP Oilfield operating income                $    126,397   $    102,645    $    423,648   $    343,486
     Litigation-related charges(a)                           --             --          31,439             --
                                                   ------------   ------------    ------------   ------------
          Non-GAAP Oilfield operating income       $    126,397   $    102,645    $    455,087   $    343,486
                                                   ============   ============    ============   ============


DISTRIBUTION OPERATING INCOME:
     GAAP Distribution operating income            $      9,593   $     (3,549)   $     26,513   $     (7,897)
     Non-cash charges(b)                                     --          4,572              --          4,572
                                                   ------------   ------------    ------------   ------------
          Non-GAAP Distribution operating income   $      9,593   $      1,023    $     26,513   $     (3,325)
                                                   ============   ============    ============   ============


CONSOLIDATED NET INCOME:
     GAAP consolidated net income                  $     58,231   $     38,015    $    182,451   $    123,480
     Litigation-related charges, net of tax(a)               --             --          20,435             --
     Non-cash charges, net of tax(b)                         --          2,991              --          2,991
                                                   ------------   ------------    ------------   ------------
          Non-GAAP consolidated net income         $     58,231   $     41,006    $    202,886   $    126,471
                                                   ============   ============    ============   ============


DILUTED EARNINGS PER SHARE:
     GAAP diluted earnings per share               $       0.57   $       0.38    $       1.78   $       1.23
     Litigation-related charges, net of tax(a)               --             --            0.20             --
     Non-cash charges, net of tax(b)                         --           0.03              --           0.03
                                                   ------------   ------------    ------------   ------------
          Non-GAAP diluted earnings per share      $       0.57   $       0.41    $       1.98   $       1.26
                                                   ============   ============    ============   ============


NOTE (a):

This amount represents a provision for estimated losses associated with the outcome of a three-cone drill bit patent infringement case in which the jury found in favor of the plaintiff and awarded damages. On an after-tax basis, these charges approximated $20.4 million, or 20 cents per share.

NOTE (b):

This amount consists of a $3.8 million (pre-tax) inventory related charge and a $0.8 million (pre-tax) provision for estimated losses associated with the bankruptcy of a large industrial customer. On an after-tax basis, these charges approximated $3.0 million, or three cents per share.